UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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                             MAGICJACK VOCALTEC LTD.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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magicJack VocalTec Ltd. (the "Company") is filing the attached additional materials in connection with Proposals 6 and 7 set forth in the Company's Proxy Statement as filed on March 19, 2014, to be voted on by shareholders at the annual general meeting of shareholders of the Company scheduled for April 23, 2014.  Copies of the Amendment to the Company's 2013 Stock Incentive Plan and 2013 Israeli Stock Incentive Plan (collectively, the "2013 Plans") are set forth below.  Additionally, we have provided supplemental information on our 2014 option activity.

We urge our shareholders to cast a vote "FOR" Proposals 6 and 7.

AMENDMENT TO

MAGICJACK VOCALTEC LTD.

2013 STOCK INCENTIVE PLAN

WHEREAS, magicJack VocalTec Ltd. (the “Company”) currently maintains and sponsors the magicJack VocalTec Ltd. 2013 Stock Incentive Plan (the “Plan”); and

WHEREAS, Section 14 of the Plan provides that the Company may amend the Plan from time to time; and

WHEREAS, the Company has determined it to be in its best interests to amend the Plan as set forth herein; and

NOW, THEREFORE, effective upon the Company's Stockholders' approval as set forth in Section 14 of the Plan, the following amendment to the Plan is hereby adopted:

1. Section 5.1 of the Plan is hereby deleted in its entirety and replaced with the following:

" Subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued pursuant to Awards (including Incentive Stock Options) under the Plan is equal to (a) Three Million Six Hundred Thousand (3,600,000) Shares, minus (b) any Shares that may be issued pursuant to Awards (including Incentive Stock Options) under the Company’s 2013 Israeli Stock Incentive Plan (the "Israeli Plan"). Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions, or otherwise.

The maximum number of Shares issued out of the "Additional Shares" pursuant to "Full Value Awards" shall be 800,000 Shares, less any Shares issued out of the "Israeli Plan Additional Shares" pursuant to Full Value Awards, with the cumulative number of Shares issued after ratification of this amendment from both “Additional Shares” and the shares remaining in the original Plan reserve  pursuant to Full Value Awards under both the Plan and the Israeli Plan not to exceed 964,180 Shares.  For purposes of the Plan, "Full Value Awards" shall mean Awards of Restricted Stock, Restricted Stock Units, Performance Awards or Other Stock-Based Awards.  "Additional Shares" and "Israeli Plan Additional Shares" shall mean the additional 1,350,000 Shares authorized to be issued under the Plan and the Israeli Plan, respectively, pursuant to plan amendments submitted for shareholder vote on April 23, 2014."

2. Section 6.3 of the Plan is hereby deleted in its entirety and replaced with the following; provided, however, that the Options granted under the Plan prior to the effective date of this amendment shall not be affected thereby:

"The Committee shall determine the Option Period for an Option, which shall be specifically set forth in the Agreement, provided that an Option shall not be exercisable after five years from its Date of Grant."

3. Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 23rd day of April 2014, on behalf of the Company.

MAGICJACK VOCALTEC LTD. By: ____________________________________________ Name: __________________________________________ Title: ___________________________________________

AMENDMENT TO

MAGICJACK VOCALTEC LTD.

2013 ISRAELI STOCK INCENTIVE PLAN

WHEREAS, magicJack VocalTec Ltd. (the “Company”) currently maintains and sponsors the magicJack VocalTec Ltd. 2013 Israeli Stock Incentive Plan (the “Plan”); and

WHEREAS, Section 15 of the Plan provides that the Company may amend the Plan from time to time; and

WHEREAS, the Company has determined it to be in its best interests to amend the Plan as set forth herein; and

NOW, THEREFORE, effective upon the Company's Stockholders' approval as set forth in Section 15 of the Plan, the following amendment to the Plan is hereby adopted:

1. Section 7.1 of the Plan is hereby deleted in its entirety and replaced with the following:

" Subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued pursuant to Awards under the Plan is Three Million Six Hundred Thousand (3,600,000) Shares; provided, however, that this number shall be reduced by the number of Shares subject to awards under the magicJack VocalTec Ltd. 2013 Stock Incentive Plan (the “U.S. Plan”) such that, in no event, shall more than Three Million Six Hundred Thousand (3,600,000) Shares be issued under the Plan and the U.S. Plan in the aggregate.  Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions, or otherwise.

The maximum number of Shares issued out of the "Additional Shares" pursuant to "Full Value Awards" shall be 800,000 Shares, less any Shares issued out of the "U.S. Plan Additional Shares" pursuant to Full Value Awards, with the cumulative number of Shares issued after ratification of this amendment from both “Additional Shares” and the shares remaining in the original Plan reserve pursuant to Full Value Awards under both the Plan and the U.S. Plan not to exceed 964,180 Shares.  For purposes of the Plan, "Full Value Awards" shall mean Awards of Restricted Stock, Restricted Stock Units, Performance Awards or Other Stock-Based Awards.  "Additional Shares" and "U.S. Plan Additional Shares" shall mean the additional 1,350,000 Shares authorized to be issued under the Plan and the U.S. Plan, respectively, pursuant to plan amendments submitted for shareholder vote on April 23, 2014."

2. Section 8.4 is hereby added to the Plan to read as follows; provided, however, that the Options granted under the Plan prior to the effective date of this amendment shall not be affected thereby:

"The Committee shall determine the exercise period for an Option, which shall be specifically set forth in the Agreement, provided that an Option shall not be exercisable after five years from its Date of Grant."

3. Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 23rd day of April 2014, on behalf of the Company.

MAGICJACK VOCALTEC LTD. By: ____________________________________________ Name: __________________________________________ Title: ___________________________________________

Information on 2014 Option Activity

During the first quarter of 2014, our Board of Directors approved the issuance of 492,500 options under the 2013 Plans with a weighted average exercise price of $13.60. The following table provides additional information regarding ordinary share options issued, outstanding and exercisable as of the record date of March 14, 2014 (unaudited) and the years ended December 31, 2013 and 2012 (aggregate intrinsic value in thousands):

			Weighted
			Average
		Weighted	Remaining
		Average	Contractual	Aggregate
	Number of	Exercise	Term	Intrinsic
Date of Grant	Options	Price	(in years)	Value *
December 31, 2011	290,232	$4.86	1.66	$2,554
Granted	-	$-
Exercised**	(270,088)	$4.54
Expired or cancelled	(8,644)	$16.17
December 31, 2012	11,500	$3.85	7.13	$165
Granted	1,274,607	$15.04
Exercised**	(900)	$0.45
Expired or cancelled	-	$-
December 31, 2013	1,285,207	$14.95	4.41	$-
Granted	492,500	$13.60
Exercised**	(650)	$8.35
Expired or cancelled	-	$-
March 14, 2014	1,777,057	$14.58	4.39	$14,536
Vested at March 14, 2014	369,596	$15.14	4.15	$2,816

Exercisable at March 14, 2014 and expected to vest ***	369,596	$15.14	4.15	$2,816

* The aggregate intrinsic value is the difference between the estimated market value for the Company's common stock and the exercise price of the outstanding stock options.

** Options exercised reflect options granted under the old 2003 Stock Incentive Plan. No options have been exercised under the 2013 Plans.

*** Options expeted to vest reflected an estimated forfeiture rate.

During 2013 and the first quarter of 2014, the Company issued a total of 1,767,107 ordinary share options with a weighted average exercise price of $14.64 under the 2013 Plans.  Furthermore, the Company issued 190,713 restricted share grants during fiscal 2013 (of which 154,746 were unvested as of the record date), for a total of 1,957,820 awards issued under the 2013 Plans.

Prior to any grants subject to approval by the shareholders as set forth in Proposals 3, 4 and 5 of the Proxy Statement filed on March 19, 2014, 292,180 awards remain available for grant as of March 14, 2014. If the shareholders approve Proposals 3, 4 and 5, there will be 164,180 ordinary shares available for awards under the 2013 Plans prior to taking into account the amendments to the 2013 Plans as described in Proposals 6 and 7.

As of March 14, 2014, there were 17,826,295 ordinary shares outstanding.